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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
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[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
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

                        REAL ESTATE INCOME PARTNERS III
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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

                         BIRTCHER/LIQUIDITY PROPERTIES
                           915 Broadway, Fifth Floor
                           New York, New York  10010

                                February 8, 1997



Dear Limited Partner:

         Birtcher/Liquidity Properties (the "General Partner") has become aware that an entity named Madison Partnership Liquidity Investors XVI, LLC ("Madison LLC") has recently sent an unsolicited tender offer to the limited partners of Real Estate Income Partners III (the "Partnership") to purchase up to 4.9% of the Partnership's outstanding limited partnership interests for approximately $300 per $1,000 of original subscription amount (the "Offer"), reduced by any cash distributions made to you by the Partnership after January 24, 1997. As described in more detail in the Form 8-K enclosed with this letter, the Partnership recently sold one of its properties (NorthTech) for $13.6 million and will distribute sale proceeds of approximately $184 per $1,000 interest on February 28, 1997. That distribution will reduce the Offer to approximately $116 per $1,000 interest.

         The General Partner believes that each limited partner should consider each of the factors listed below in making a decision whether to tender to Madison LLC. The factors that the General Partner believes to be significant are:

         o The Offer was not discussed with, and is not sponsored or endorsed by, the General Partner. Madison LLC did not afford the General Partner an opportunity to negotiate on behalf of the limited partners. In fact, the General Partner does not know who owns or controls Madison LLC or how it obtained your name, address and ownership interest in the Partnership. The General Partner believes that Madison LLC is affiliated with a limited partner of the Partnership that recently purchased an interest in the Partnership.

         o The Offer price of approximately $300 per $1,000 of original investment ($116 after taking into account the NorthTech distribution) is below the price of recent bid prices and trade prices on the secondary market for limited partnership interests. Limited partners seeking immediate cash for their interests should check the secondary market prior to making

Limited Partner
February 8, 1997
Page 2


                 any decision to tender. Please keep in mind that the secondary market itself is an inefficient market that the General Partner does not believe has generally reflected the true value of Partnership interests. Please also keep in mind that the secondary market may not be able to accommodate substantial sales of limited partnership interests over a short period of time at current prevailing prices.

         o On January 29, 1997, the Partnership filed with the Securities and Exchange Commission ("SEC") a preliminary Information Statement pursuant to which it will seek the consent of the limited partners to dissolve the Partnership and liquidate its remaining properties. Pending the SEC's review, you will be receiving your Information Statement in the next few weeks.
                 If the limited partners consent to the dissolution, the General Partner would be authorized and directed to settle and close the Partnership's business in an orderly fashion and dispose of and convey to one or more buyers the Partnership's property as soon as practicable, consistent with obtaining reasonable value for the properties.

         o Among other things, the Information Statement sets forth the General Partner's estimate that the Partnership's remaining properties could be sold for an aggregate price ranging from approximately $14,300,000 to $17,250,000. If the remaining properties are sold for an aggregate price within this range, the limited partners would receive aggregate sale proceeds of between $213 to $257 per $1,000 invested in the Partnership. The Madison LLC Offer, after deducting $184 for the estimated distribution of NorthTech sales proceeds, is for $116 per $1,000 invested in the Partnership.

         o The General Partner's estimates are based upon a variety of assumptions that are subject to significant uncertainties and contingencies. Such estimates are inherently imprecise and there can be no assurance they can be realized.

Limited Partner
February 8, 1997
Page 3



         o The timing of property sales and distributions of sale proceeds are and will be determined solely by the General Partner. There is no current agreement or understanding to sell or dispose of any property, and there can be no assurance as to when any or all of the remaining Partnership properties can be sold or disposed of or when any sales proceeds will actually be distributed. Accordingly, limited partners who do not accept the Offer may not receive any distribution of sale proceeds for a significant period of time following the Offer.

         o The General Partner's estimates of sales proceeds do not take into account Partnership operating expense or net income or net loss of the Partnership for any period prior to the time the remaining properties are sold, which could affect the amount of sales proceeds available for distribution. Therefore, the actual proceeds to be received by the limited partners may vary materially from the estimates, and therefore possibly be substantially less. The General Partner's estimates do not take into account future distributions from operations of the Partnership's properties, if any. Since NorthTech generated approximately 68% of the cash flow that funded the Partnership's regular operations and distributions for the year ended December 31, 1996, future distributions to limited partners of net cash from operations are expected to be significantly reduced.

         In light of the factors discussed above, and because each limited partner's need for short-term liquidity may vary significantly, the General Partner expresses no opinion and is remaining neutral with respect to the financial terms contained in the Offer.





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Limited Partner
February 8, 1997
Page 4



         If you have any questions about the Offer that you want to address to the General Partner, please call The Herman Group at 800-657-8814.

                                        Very truly yours,



                                        BIRTCHER/LIQUIDITY PROPERTIES

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)        January 24, 1997
                                                      -------------------------


              REAL ESTATE INCOME PARTNERS III, LIMITED PARTNERSHIP
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   Delaware
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         (State or other jurisdiction of incorporation or organization)


            0-16027                                    13-3341425
-----------------------------------      --------------------------------------
     Commission File Number               (I.R.S. Employer Identification No.)


   27611 La Paz Road, P.O. Box A-1, Laguna Niguel, California    92677-0100
-------------------------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)


                                (714) 643-7700
-------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                      N/A
-------------------------------------------------------------------------------
             (Former name, former address and former fiscal year,
                          if changed since last report.)

                        REAL ESTATE INCOME PARTNERS III




ITEM 5.          OTHER EVENTS.

                 On January 24, 1997, Real Estate Income Partners III, Limited Partnership (the "Partnership") sold Northtech, a research and development complex consisting of three two-story buildings encompassing 73,166 rentable square feet, located on 10.2 acres of land in Gaithersburg, Maryland for $13,600,000. Northtech had been appraised at a value of $14,700,000 as of January 1, 1996.

                 Since the last appraisal, a tenant that occupies approximately 50% of the property had sold off a portion of its business, restructured the balance, defaulted on its lease and announced its intention to vacate the property at the expiration of its lease term in 1999 unless its lease payments were reduced substantially. The likelihood that in the near future the owner of Northtech would be faced with reduced revenues and demands for capital and tenant improvements from any tenant that would replace the defaulting tenant, and the uncertain financial status of the incumbent tenant reduced the market value of the property.

                 The Partnership realized approximately $13,079,000 from the sale of Northtech, after accounting for closing costs and prorations of approximately $521,000. The purchaser of Northtech has for three years had a preexisting relationship with an affiliate of Birtcher Investors, pursuant to which the purchaser had contracted with Birtcher to locate, acquire and manage real property for the purchaser's account. No broker was paid a commission as part of the transaction. Since the sale price exceeded the January 1, 1993 appraised value ($12,900,000), pursuant to the 1993 Amendment of the Partnership Agreement, the General Partner earned and has been paid a property disposition fee of approximately $340,000 in connection with the sale. The purchaser paid a net investment advisory fee of $52,350 to the affiliate of Birtcher Investors and has retained Birtcher Property Services to manage the property.

                 The Partnership will distribute proceeds of the sale of Northtech to the limited partners on February 28, 1997, together with the Partnership's normal quarterly distribution. After paying the property disposition fee and holding back approximately $1,000,000 to replenish and increase the Partnership's reserves, the General Partner currently estimates that the Partnership will distribute approximately $11,700,000 to the limited partners, or approximately $184 per $1,000 investment.

                        REAL ESTATE INCOME PARTNERS III




ITEM 5.  OTHER EVENTS. (CONT'D.)

                 The large reserve fund is prudent because after the sale of Flaircentre and Northtech, the Partnership's asset base is effectively half its former size. The Partnership's remaining assets will generate less cash flow, necessitating a larger reserve fund to cover potential emergencies or demands for capital expenditures. Since NorthTech generated approximately 68% of the cash flow that funded the Partnership's regular operations and distributions for the year ended December 31 1996, future distributions to limited partners of net cash from operations are expected to be significantly reduced.

                        REAL ESTATE INCOME PARTNERS III




                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




REAL ESTATE INCOME PARTNERS III,
LIMITED PARTNERSHIP


By: BIRTCHER/LIQUIDITY        By: BIRTCHER INVESTORS,
    PROPERTIES                    a California limited partnership
    (General Partner)
                                  By: BIRTCHER INVESTMENTS,
                                      a California general partnership,
                                      General Partner of Birtcher Investors

                                      By: BIRTCHER LIMITED,
                                          a California limited partnership,
                                          General Partner of Birtcher
                                          Investments

                                          By: BREICORP,
                                              a California corporation,
                                              formerly known as Birtcher
                                              Real Estate Inc., General
                                              Partner of Birtcher Limited

Date:    January 31, 1997                     By: /s/Robert M. Anderson
                                                  -----------------------------
                                                  Robert M. Anderson
                                                  Executive Director
                                                  BREICORP

                              By: LF Special Fund I, L.P.,
                                  a California limited partnership

                                  By: Liquidity Fund Asset Management, Inc.,
                                      a California corporation, General
                                      Partner of LF Special Fund I, L.P.

Date:    January 31, 1997             By: /s/ Brent R. Donaldson
                                          ------------------------------
                                          Brent R. Donaldson
                                          President
                                          Liquidity Fund Asset Management, Inc.





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